SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         ------------------------------




                                    FORM 8-K



                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported) October 10, 1996



                        AMERTRANZ WORLDWIDE HOLDING CORP.
               (Exact name of Registrant as specified in charter)



           Delaware                    0001-14474             11-3309110
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
incorporation or organization)                              Identification
                                                                Number)



                               2001 Marcus Avenue
                          Lake Success, New York 11042
                                 (516) 326-9000
   (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)



                                 Not Applicable
   (Former name or former address of Registrant, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 2.  Acquisition or Disposition of Assets.

         On October 10, 1996, Consolidated Air Services, Inc., an Arizona Corporation ("Consolidated") merged (the "Merger") with and into Amertranz Worldwide Holding Corp. (the "Company") pursuant to the terms of an Agreement of Merger dated as of September 30, 1996 (the "Agreement of Merger").

         Consolidated was engaged in the freight forwarding business with offices in the Los Angeles, California area, Scottsdale, Arizona and Newark, New Jersey. For the 12-month period ended June 30, 1996, Consolidated had net sales of $5,995,000, and net income of $347,000. Pursuant to the Merger, the Company acquired all of the assets of Consolidated, consisting principally of office and freight forwarding assets, accounts receivable and customer lists, and assumed all of Consolidated's liabilities.

         Prior to the Merger, all issued and outstanding stock of Consolidated was owned by David W. Hockersmith and Douglas E. Hockersmith (collectively, the "Consolidated Stockholders"). In the Merger, all of the issued and outstanding shares of Consolidated were exchanged for an aggregate of 20,000 shares of the Company's Class B Preferred Stock. Each share of the Company's Class B Preferred Stock is convertible, at the option of the holder thereof at any time after October 10, 1997, into 10 shares of the Company's Common Stock. In addition, the Company issued a promissory note to the Consolidated Stockholders in the aggregate principal amount of $150,000.

         Pursuant to the terms of the Agreement of Merger, the Consolidated Stockholders will receive up to an additional 50,000 shares of the Company's Common Stock in the aggregate if, following the Merger, the Company meets certain revenue targets as set forth in the Agreement of Merger.

         Subsequent to June 30, 1996 (the date of Consolidated's financial statements included herewith) and prior to the Merger, Consolidated distributed to the Consolidated Stockholders $640,000 representing part of Consolidated's accumulated subchapter S earnings. This distribution was made $40,000 in cash, and $600,000 pursuant to the terms of a promissory note. As part of the Merger, the Company assumed this obligation along with all other obligations of Consolidated.

Item 7.  Financial Statements and Exhibits.

         The following financial statements, pro forma financial information and exhibits are filed herewith and set forth following the signatures hereto:

                                                                           PAGE
(a)  Financial Statements of Business Acquired

CONSOLIDATED AIR SERVICES, INC.
Report of Independent Public Accountants                                   F-1
Balance Sheet as of June 30, 1996                                          F-2
Statement of Operations for the Year Ended June 30, 1996                   F-3
Statement of Shareholders' Equity for the Year Ended June 30, 1996         F-4
Statement of Cash Flows for the Year Ended June 30, 1996                   F-5
Notes to Financial Statements                                              F-6

                                                                           PAGE
(b)  Pro Forma Financial Information

AMERTRANZ WORLDWIDE HOLDING CORP.

         The Company has not completed the preparation of the pro forma financial information required by this Item. The Company will file an amendment to this current report on Form 8-K containing such pro forma financial information, if so required, not later than 60 days after this current report on Form 8-K is due.

(c)  Exhibits

The following exhibit is filed herewith:

Exhibit No.
-----------

2.1       Agreement of Merger dated as of September 30, 1996 by and        E-1
          among Amertranz Worldwide, Inc., a Delaware corporation;
          Amertranz Worldwide Holding Corp., a Delaware corporation; Consolidated Air Services, Inc., an Arizona corporation; and
          David W. Hockersmith and Douglas E. Hockersmith

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Agreement of Merger are briefly described on the index thereto (on page E-37) but have been omitted from this filing. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AMERTRANZ WORLDWIDE HOLDING CORP.


Date: October 21, 1996                      By:        /s/ Stuart Hettleman
                                               ---------------------------------
                                               Stuart Hettleman, President



C66364.198

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Consolidated Air Services, Inc.:


We have audited the accompanying balance sheet of CONSOLIDATED AIR SERVICES, INC. (an Arizona S corporation) as of June 30, 1996, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consolidated Air Services, Inc. as of June 30, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                                      ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  September 12, 1996.

                         CONSOLIDATED AIR SERVICES, INC.


                                  BALANCE SHEET

                                  JUNE 30, 1996




                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                        $  253,729
  Accounts receivable, net of  allowance for doubtful accounts
    of $12,000                                                        646,675
Prepaid expenses                                                       39,211
                                                                   ----------

                  Total current assets                                939,615

PROPERTY AND EQUIPMENT, net                                           148,431

OTHER ASSETS                                                           50,228
                                                                   ----------

                                                                   $1,138,274
                                                                   ==========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                 $  228,355
  Accrued expenses                                                    168,063
                                                                   ----------
                  Total current liabilities                           396,418
                                                                   ----------

SHAREHOLDERS' EQUITY:
  Common stock, $1 par value, 1,000 shares issued and
    outstanding                                                         1,000
  Retained earnings                                                   740,856
                                                                   ----------
                  Total shareholders' equity                          741,856
                                                                   ----------

                                                                   $1,138,274
                                                                   ==========



       The accompanying notes to financial statements are an integral part of this balance sheet.

                         CONSOLIDATED AIR SERVICES, INC.


                             STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 1996




NET SALES                                                     $    5,995,390

COST OF SALES                                                      3,180,125
                                                              --------------
  Gross profit                                                     2,815,265

GENERAL AND ADMINISTRATIVE EXPENSES                                2,479,393
                                                              --------------

  Income from operations                                             335,872

OTHER INCOME (EXPENSE):
  Interest                                                            12,608
  Other                                                               (1,143)
                                                              --------------

NET INCOME                                                    $      347,337
                                                              ==============
















         The accompanying notes to financial statements are an integral part of this statement.

                         CONSOLIDATED AIR SERVICES, INC.


                        STATEMENT OF SHAREHOLDERS' EQUITY

                        FOR THE YEAR ENDED JUNE 30, 1996








                                     Common         Retained
                                      Stock         Earnings            Total
                                      -----         --------            -----

BALANCE AT JUNE 30, 1995          $     1,000     $    722,519     $    723,519
  Net income                           -               347,337          347,337
  Distributions to shareholders        -              (329,000)        (329,000)
                                  -----------     ------------     ------------

BALANCE AT JUNE 30, 1996          $     1,000     $    740,856     $    741,856
                                  ===========     ============     ============





















         The accompanying notes to financial statements are an integral part of this statement.

                         CONSOLIDATED AIR SERVICES, INC.


                             STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED JUNE 30, 1996




CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                     $     347,337
  Adjustments to reconcile net income to net cash
    provided by operating activities-
        Depreciation                                                    46,154
        Changes in certain assets and liabilities-
          Accounts receivable                                          126,685
          Prepaid expenses                                             (48,077)
          Accounts payable                                             (42,670)
          Accrued expenses                                              11,797
                                                                 -------------

                  Net cash provided by operating activities            441,226
                                                                 -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                  (76,949)

                  Net cash used in investing activities                (76,949)
                                                                 -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital lease                                             (5,856)
  Distributions to shareholders                                       (329,000)

                  Net cash used in financing activities               (334,856)
                                                                 -------------

                  Net increase in cash and cash equivalents             29,421

CASH AND CASH EQUIVALENTS, beginning of year                           224,308
                                                                 -------------

CASH AND CASH EQUIVALENTS, end of year                           $     253,729
                                                                 =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
    Interest paid                                                $         875
                                                                 =============


         The accompanying notes to financial statements are an integral part of this statement.

                         CONSOLIDATED AIR SERVICES, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 1996



(1)      NATURE OF OPERATIONS:

Consolidated Air Services, Inc. (the Company), an Arizona S corporation, is primarily engaged in domestic and international air freight forwarding that offers a full range of logistic and transportation services. The Company is headquartered in Scottsdale, Arizona, with offices in Los Angeles, California and Newark, New Jersey. The Company also has sales offices in Dallas, Texas and San Diego, California.

The Company focuses primarily on the fashion and retail industry. It has carved a respected niche in this industry by offering a detailed menu of services unique to this industry. Fashion services currently provide approximately 70% of the Company's revenue. The balance is derived from industries ranging from publishing and medical equipment, to television and video equipment.

The Company provides various levels of services ranging from Overnight, Second Day, Deferred Service, Same Day and Surface Consolidations. The Company focuses on heavyweight shipments rather than small packages which are handled by many companies specializing in that competitive market. The Company has established a control center in Scottsdale, Arizona to provide a central point of contact for customers anywhere in the world. This center is staffed 24 hours a day.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Revenue Recognition

Revenues and direct related costs are recognized upon shipment of freight.

         Income Taxes

The Company has elected to operate under Subchapter S of the Internal Revenue Code and thus, is not directly subject to income taxes. As a result, there is no provision or benefit for income taxes reflected in the accompanying financial statements, since detailed items of revenue and expenses are reported on the individual returns of the shareholders. The shareholders of the Company are liable for income taxes on the earnings of the Company.

         Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

         Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short-term maturity of these financial instruments.

         Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company places its cash with high quality financial institutions.

Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base. The Company performs ongoing credit evaluations of its customers, but does not require collateral to support customer receivables. The Company established an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

(3)      PROPERTY AND EQUIPMENT:

Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method and is included in general and administrative expense. The following estimated useful lives are used for depreciation:

      Leasehold improvements                             7-10 years
      Equipment                                           5-7 years
      Computer equipment                                  5-7 years
      Furniture and fixtures                                5 years
      Vehicles                                              5 years

Maintenance and repairs are charged directly to expense as incurred. Expenditures of major renewals and betterments to property and equipment are capitalized. For the year ended June 30, 1996, maintenance and repair expenses was approximately $46,000.

Property and equipment consist of the following at June 30, 1996:

      Leasehold improvements                           $      9,608
      Equipment                                              92,467
      Computer equipment                                    168,697
      Furniture and fixtures                                 52,903
      Vehicles                                               78,956
                                                       ------------
                                                            402,631
      Less- Accumulated depreciation                        254,200
                                                       ------------

                                                       $    148,431
                                                       ============

(4)      COMMITMENTS AND CONTINGENCIES:

         Lease Obligations

The Company leases various property and equipment under noncancelable operating leases including trucks used to pick up freight. Rent expense was approximately $223,880 for the year ended June 30, 1996. As of June 30, 1996, future minimum lease payments under noncancelable operating leases are as follows:

      Year Ending
       June 30,
      -----------

         1997                                            $  295,871
         1998                                               194,627
         1999                                                86,735
         2000                                                   755

(5)      SIGNIFICANT CUSTOMER:

Sales to one customer for the year ended June 30, 1996 represented 15% of revenue.

                               AGREEMENT OF MERGER

         THIS AGREEMENT OF MERGER (the "Agreement") is made and entered into as of the 30th day of September, 1996 by and among AMERTRANZ WORLDWIDE, INC., a Delaware corporation ("Amertranz"); AMERTRANZ WORLDWIDE HOLDING CORP., a Delaware corporation ("Holding"); CONSOLIDATED AIR SERVICES, INC., an Arizona corporation ("Consolidated"); and DAVID W. HOCKERSMITH and DOUGLAS E. HOCKERS-MITH (collectively, the "Consolidated Stockholders").

                              EXPLANATORY STATEMENT

         Amertranz is a wholly-owned subsidiary of Holding. The Consolidated Stockholders are the owners of all of the issued and outstanding Consolidated Shares.

         Holding desires to acquire all of the business of Consolidated. In furtherance thereof, it is in the best interest of the parties for Consolidated to merge with and into Holding. The parties intend that the transactions contemplated by this Agreement be accomplished in a tax-free reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended. This Agreement constitutes a plan of reorganization.

         NOW THEREFORE, for the mutual consideration set out herein, the parties hereto agree as follows:

         1. Definitions; Rules of Construction.

            1.1. For purposes of this Agreement, the terms set forth below shall have the following meanings:

         Amertranz - As defined in the introductory paragraph of this Agreement.

         Amertranz Freight Gross Profit - Door-to-door freight revenues less pick-up costs, airport-to-airport freight costs and delivery costs with respect to the Earn-Out Accounts (regardless of the content of such freight) other than customer accounts of Consolidated as of the Closing Date, calculated in accordance with GAAP.

         Amertranz Group - Holding and Amertranz, collectively.

         Auditor - Arthur Andersen LLP or such other independent certified public accountant regularly serving, or otherwise acceptable to, Holding.

         Certificate of Merger - The Certificate of Merger with respect to the Merger in such form as required by, and executed in accordance with, the Delaware Corporation Law.

         Closing - The closing of the transactions contemplated by this Agreement.

         Closing Audit - The audit of Consolidated as of September 30, 1996 as follows: Consolidated shall engage the Auditor to conduct an audit of Consolidated's financial condition as of September 30, 1996 and to prepare an income statement for the period July 1, 1996 through September 30, 1996. Such audit shall be conducted in accordance with generally accepted auditing standards.

         Closing Balance Sheet - The balance sheet of Consolidated as of September 30, 1996 prepared pursuant to the Closing Audit. The Closing Balance Sheet shall be prepared in accordance with GAAP and shall be completed and presented to the Amertranz Group and to the Consolidated Stockholders no later than 60 days following the Closing Date, or such later date as the Auditor reasonably determines, but in no event later than 75 days following the Closing Date. The Closing Balance Sheet shall be subject to audit by Holding and the Consolidated Stockholders within 10 days following presentation thereof to the Amertranz Group and the Consolidated Stockholders. Any dispute concerning the Closing Balance Sheet shall be submitted to binding arbitration in accordance with Section 25.

         Closing Date - October 10, 1996, to be effective as of the close of business on September 30, 1996.

         Code - The Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         Consolidated - As defined in the introductory paragraph of this Agreement.

         Consolidated Assets - All of the assets of Consolidated, including cash on hand, cash in depositories, cash equivalents, accounts receivable, notes receivable, securities, equipment, vehicles, parts, tools, computers and computer equipment, other assets, the active, prospective, and historical customer lists for the past five years, related current and historical business records relating to prospective, active and inactive customers and business for the preceding five years (including pricing information, costing and vendor information as to trucking and air); all associated computerized information relating to such business and customers (including computer disks and tapes); all information relating to current, historical, and planned marketing and sales of services; all interest in the name "Consolidated Air Services", and all service marks utilized in connection therewith; all local, 800 and international telephone and telefax numbers utilized by Consolidated in connection with its businesses; the leases for Consolidated's Los Angeles, California, Newark, New Jersey, and Scottsdale, Arizona, facilities, including all furniture, fixtures and equipment used in each respective facility or in connection therewith (subject to dispositions or replacements prior to Closing in the ordinary course of business); all customer and sales representative contracts of Consolidated in connection with its businesses; all other contracts of Consolidated in connection with its business; and all governmental licenses or authorizations with respect to the conduct of the Consolidated Business.

         Consolidated   Business  -  The   business   heretofore   operated   by
Consolidated.

         Consolidated Freight Gross Profit - Door-to-door freight revenues less pick-up costs, airport-to-airport freight costs and delivery costs with respect to the customer accounts of

Consolidated as of the Closing Date included in the Earn-Out Accounts (regardless of the content of such freight), calculated by excluding local pick-up and delivery costs in Los Angeles and San Diego, calculated in accordance with GAAP.

         Consolidated's June 30 Audit - The audit of Consolidated's financial statements as of June 30, 1996 as follows: Consolidated shall engage the Auditor to conduct an audit of Consolidated's financial condition as of June 30, 1996 and to prepare an income statement for the 12-month period then ended and a balance sheet as of such date. Such audit shall be conducted in accordance with generally accepted auditing standards and the resulting financial statements shall be prepared in accordance with GAAP.

         Consolidated's Net Worth - The net assets less net liabilities of Consolidated calculated in accordance with GAAP.

         Consolidated Shares - Shares of Common Stock of Consolidated, par value $.01 per share.

         Consolidated Stockholders - As defined in the introductory paragraph of this Agreement.

         Delaware Corporation Law - The General Corporation Law of the State of Delaware.

         Earn-Out - As set forth in Section 5.

         Earn-Out Accounts - All Fashion Air Accounts, all customer accounts of Consolidated as of the Closing Date, and all accounts of customers obtained by the Consolidated Stockholders on behalf of Amertranz or the Consolidated Business following the Closing. All Earn-Out Accounts existing as of the date hereof are listed on Schedule 1.1. With respect to this definition, the parties recognize that certain customers are currently serviced by both Amertranz and Consolidated. With respect to such customers other than Fashion Air Accounts, for purposes of this definition, the phrase "customer accounts of Consolidated as of the Closing Date" shall only include such customers to the extent of shipments in lane segments (i.e., points of origin and destination) currently serviced for such customers by Consolidated, and the phrase "accounts of customers obtained by the Consolidated Stockholders on behalf of Amertranz or the Consolidated Business following the Closing" shall include shipments in new lane segments for such customers obtained by the Consolidated Stockholders.

         Earn-Out Target - $3,500,000.

         Earn-Out Years - The three consecutive 12-month periods beginning October 1, 1996.

         Effective Time - The time at which the Merger is effected by filing the Certificate of Merger with the Secretary of State of the State of Delaware.

         Employment Agreements - The Employment Agreements attached hereto as Exhibit A.

         ERISA - The Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

         Fashion Air Accounts - All customer accounts of Amertranz or Consolidated with respect to customers in the garment industry (including any and all wholesale or retail producers and manufacturers of any fashion products from loose fabric to finished goods), whether or not such customer accounts have been designated as accounts of Amertranz's Fashion Air division and whether such customer accounts were in existence on the Closing Date or obtained following the Closing Date.

         Freight Gross Profit - The aggregate of Amertranz Freight Gross Profit and Consolidated Freight Gross Profit.

         GAAP - United States generally accepted accounting principles.

         Holding - As defined in the introductory paragraph of this Agreement.

         Holding Common Shares - Shares of Common Stock of Holding, par value $.01 per share.

         Holding Preferred Shares - Shares of Preferred Stock of Holding.

         Holding Promissory Note - The promissory note in the principal amount of $150,000 attached hereto as Exhibit B.

         June 30 Balance Sheet - The balance sheet of Consolidated as of June 30, 1996 prepared pursuant to the June 30 Audit.

         Merger - The merger of Consolidated with and into Holding as set forth in Section 2.

         Merger Holding Common Shares - Holding Common Shares delivered to the Consolidated Stockholders pursuant to the Merger and pursuant to the Earn-Out or converted from Merger Holding Preferred Shares.

         Merger Holding Preferred Shares - Holding Preferred Shares delivered to the Consolidated Stockholders pursuant to the Merger, each of which shall be convertible into 10 Merger Holding Common Shares at the option of the holder thereof at any time after the first anniversary of the Closing Date and with such other rights and preferences as set forth on the Certificate of Designation attached hereto as Exhibit C.

         Merger Holding Shares - Merger Holding Common Shares and Merger Holding Preferred Shares.

         Net Worth Target - $150,000

         SEC - United States Securities and Exchange Commission.

         Securities Act - The Securities Act of 1933, as amended.

            1.2. The Explanatory Statement is hereby incorporated into this Agreement and made a part hereof.

            1.3. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            1.4. References in this Agreement to the "knowledge" of an entity shall mean the knowledge of the chief executive officer, chief operating officer, and chief financial officer of such entity, to the extent applicable, and with respect to Consolidated shall specifically include the knowledge of the Consolidated Stockholders.

            1.5. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, to the part include the whole, and to the male gender shall also pertain to the female and neuter genders and vice versa. The term "including" is not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby", "hereto", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Schedule, Exhibit and clause references are to this Agreement unless otherwise specified.

         2. The Merger; Conversion of Shares.

            2.1. Subject to the terms and conditions hereof, at the Effective Time, Consolidated will be merged with and into Holding in accordance with the Delaware Corporation Law, the separate existence of Consolidated (except as may be continued by operation of law) shall cease, and Holding shall continue as the surviving corporation of the Merger.

            2.2. Concurrent with the Closing or within one business day thereafter, the parties hereto shall cause the Merger to be effected by filing the Certificate of Merger with the Secretary of State of the State of Delaware. Concurrent with the Closing or within one business day thereafter, the parties hereto shall cause a similar instrument to be filed with the Secretary of State of the State of Arizona.

            2.3. The Merger shall have the effects set forth in Section 259 of the Delaware Corporation Law.

            2.4. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Consolidated, Holding, any Consolidated Stockholder, or any holder of any Holding Shares, each Consolidated Share then issued and outstanding shall be converted into 20 Merger Holding Preferred Shares.

            2.5. At the Closing, Holding shall deliver the Holding Promissory Note to the Consolidated Stockholders.

         3. Contribution of Consolidated Assets.

            Immediately subsequent to the Merger, Holding will contribute all of the Consolidated Assets to Amercon Acquisition, Inc., a Delaware corporation all of the issued and outstanding stock of which is owned by Holding, and such entity shall assume all of the obligations of Consolidated or Holding under leases of property included in the Consolidated Assets, under other contracts assigned to and assumed by Holding in the Merger as part of the Consolidated Assets, and all other liabilities and obligations to which the Consolidated Assets are subject.

         4. Post-Closing Adjustments.

            4.1. To the extent the Closing Balance Sheet (adjusted to add back any reserves reflected for uncollectible accounts receivable and any amounts accrued on account of expenses of Consolidated to be reimbursed by Amertranz pursuant to Section 19.1) reflects that Consolidated's Net Worth on September 30, 1996 was less than the Net Worth Target, the Consolidated Stockholders shall refund to Holding the full amount by which Consolidated's Net Worth as so reflected on the Closing Balance Sheet is less than the Net Worth Target. Such refund shall be made within 30 days following the presentation of the Closing Balance Sheet (unless a dispute regarding the Closing Balance Sheet is submitted to arbitration in accordance with the provisions of this Agreement, in which event any refund shall be made within 10 days following the arbitration award), and shall be made by the Consolidated Stockholders in cash and, to the extent such cash refund is not made, by reducing the principal balance of any obligations from Holding to the Consolidated Stockholders evidenced by a promissory note.

            4.2. To the extent the Closing Balance Sheet (adjusted to add back any reserves reflected for uncollectible accounts receivable and any amounts accrued on account of expenses of Consolidated to be reimbursed by Amertranz pursuant to Section 19.1) reflects that Consolidated's Net Worth on September 30, 1996 was more than the Net Worth Target, Holding shall cause the full amount by which Consolidated's Net Worth as so reflected on the Closing Balance Sheet is more than the Net Worth Target to be paid to the Consolidated Stockholders within 30 days following the presentation of the Closing Balance Sheet (unless a dispute regarding the Closing Balance Sheet is submitted to arbitration in accordance with the provisions of this Agreement, in which event any such payment shall be made within 10 days following the arbitration award).

            4.3. Accounts Receivable and Accounts Payable.

                 4.3.1. After the 120th calendar day following the Closing Date, Holding may, at its discretion, assign to the Consolidated Stockholders any account receivable included in the accounts receivable reflected on the Closing Balance Sheet (adjusted to add back any reserves reflected for uncollectible accounts receivable) which has not been paid in full in accordance with its terms, regardless of whether such non-payment is as a result of a default by the account debtor, set-off, counter-claim, dispute or otherwise. Holding shall not assign to the Consolidated Stockholders any such account receivable (or portion thereof) which Holding has compromised or settled for less than the full amount thereof, unless the Consolidated Stockholders have agreed to such compromise or settlement. Upon assignment of any such accounts receivable to the Consolidated Stockholders and the payment therefor as hereinafter provided, the Consolidated Stockholders shall have the absolute right to pursue any lawful remedy against the account debtor to collect such debt. As payment for any accounts receivable (or portions thereof) assigned to the Consolidated Stockholders as hereinabove provided, the Consolidated Stockholders shall pay to Holding the full face amount of such accounts receivable. Such payment shall be made within five days following the assignment of such accounts receivable to the Consolidated Stockholders, and shall be made in cash and, to the extent such cash payment is not made, by reducing the principal balance of any obligations from Holding to the Consolidated Stockholders evidenced by a promissory note.

                 4.3.2. If, within 120 calendar days following the Closing Date, the Amertranz Group collects on account of accounts receivable included in the accounts receivable reflected on the Closing Balance Sheet (adjusted to add back any reserves reflected for uncollectible accounts receivable) more than the amount so reflected on the Closing Balance Sheet, the Amertranz Group shall pay to the Consolidated Stockholders the full face amount of such excess collections less all reasonable amounts expended by the Amertranz Group (including collection fees, court costs and attorneys fees) in collecting such excess amount and less taxes due on such excess amount. Unless otherwise clearly identifiable, such costs of collection shall be determined by dividing the costs of collection for all accounts receivable included in the net accounts receivable reflected on the Closing Balance Sheet by a fraction, the numerator of which is the amount of such excess collections and the denominator of which is the total of all collections on account of accounts receivable included in the net accounts receivable reflected on the Closing Balance Sheet. Such payment by the Amertranz Group to the Consolidated Stockholders shall be made within five days following the determination thereof.

                 4.3.3. If, by the first anniversary of the Closing Date, it is finally determined by the Amertranz Group and the Consolidated Stockholders that the aggregate amount required to be paid on account of accounts payable of Consolidated as of September 30, 1996 is less than the amount of accounts payable reflected on the Closing Balance Sheet (excluding any amounts accrued on account of expenses of Consolidated to be reimbursed by Amertranz pursuant to
Section 19.1), the Amertranz Group shall pay to the Consolidated Stockholders the full amount of such difference. Such payment by the Amertranz Group to the Consolidated Stockholders shall be made within five days following the determination thereof. If, at any time after the first anniversary of the Closing Date but before the second anniversary of the Closing Date, the Amertranz Group receives an invoice or other demand or request for payment on account of any of the accounts payable with respect to which the Amertranz Group paid the Consolidated Stockholders pursuant to the first sentence of this
Section 4.3.3 and the Amertranz Group pays on such invoice, demand or request, then the Consolidated Stockholders shall pay to Holding the full amount so paid by the Amertranz Group pursuant to such invoice, demand or request. Such payment by the Consolidated Stockholders to the Amertranz Group shall be made within five days following request therefor by the Amertranz Group.

                 4.3.4. If, by the first anniversary of the Closing Date, it is finally determined by the Amertranz Group and the Consolidated Stockholders that the aggregate amount required to be paid on account of accounts payable of Consolidated as of September 30, 1996 is more than the amount of accounts payable reflected on the Closing Balance Sheet (excluding any amounts accrued on account of expenses of Consolidated to be reimbursed by Amertranz pursuant to
Section 19.1), the Consolidated Stockholders shall pay to Holding the full amount of such difference. Such payment by the Consolidated Stockholders to Holding shall be made within five days following the determination thereof.

                 4.3.5. The  post-Closing  adjustments set forth in this Section
4.3 shall be aggregated together so that a net amount payable by the Amertranz Group to the Consolidated Stockholders or by the Consolidated Stockholders to the Amertranz Group shall be determined.

            4.4. Any dispute concerning the post-Closing adjustments set forth in this Section shall be submitted to binding arbitration in accordance with
Section 25.

         5. Earn-Out.

            5.1. Within 120 days following the end of each of the Earn-Out Years, Holding shall compile and present to the Consolidated Stockholders the calculation of Freight Gross Profit with respect to such Earn-Out Year. Such calculation shall be subject to audit by the Consolidated Stockholders which will be concluded within 60 days following presentation thereof to the Consolidated Stockholders. Any dispute concerning such calculation shall be submitted to binding arbitration in accordance with Section 25. If the Freight Gross Profit for such Earn-Out Year equals or exceeds the Earn-Out Target, Holding shall issue to the Consolidated Stockholders, within 75 days following the presentation of such calculation, 16,667 Merger Holding Common Shares in proportion to their respective holdings of Consolidated Shares.

            5.2. If, during any of the Earn-Out Years, without the consent of David W. Hockersmith, the Amertranz Group eliminates one or more services provided to customers as of the date hereof, and, as a result of such elimination of service, one or more customers included in the Earn-Out Accounts terminate their relationships with the Amertranz Group, the calculation of Freight Gross Profit for such Earn-Out Year shall include the Freight Gross Profit with respect to each such customer for the 12-month period immediately preceding the date such customer terminated its relationship with the Amertranz Group. Any dispute concerning the inclusion of any such customer or account in the calculation of Freight Gross Profit shall be submitted to binding arbitration in accordance with Section 25.

         6. Closing.

            The Closing shall take place at the offices of Troop Meisinger Steuber & Pasich, LLP, 10940 Wilshire Boulevard, Los Angeles, California, on the Closing Date at 10:00 a.m., local time, or at such other time and place as shall be agreed upon by the parties hereto. Time is of the essence of this Agreement.

         7. Representations and Warranties of the Amertranz Group.

            Holding and Amertranz, jointly and severally, represent and warrant to the Consolidated Stockholders as follows:

            7.1. Existence and Good Standing. Each is: (i) is a corporation duly organized, validly existing, and in good standing under the laws of Delaware;
(ii) has the corporate power and authority to own, lease, and operate its properties and carry on its business as now being conducted by it; and (iii) is, or has filed for qualification to be, duly licensed, qualified and authorized to do business as a foreign corporation in, and in good standing in, each jurisdiction in which failure to be so licensed, qualified, authorized, or in good standing will have a material adverse effect on the business or properties (owned, leased, or operated) of such entity, and is not aware of any reason for which any such filing for qualification will not be effective without cost above customary filing fees and expenses.

            7.2.  Holding  Capitalization.  Holding's  authorized  capital stock consists exclusively of 15,000,000 Holding Common Shares and 2,500,000 shares of Preferred Stock. Holding Common Shares were the subject of Holding's Registration Statement of Form S-1, Registration No. 333-03613, declared effective by the SEC on June 28, 1996, and have been registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934. The Merger Holding Shares, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof.

            7.3. Power and Authority; Authorization. Each of Holding and Amertranz has full power and authority to enter into, execute and deliver this Agreement, and to perform each of its obligations hereunder. The execution, delivery, and performance of this Agreement by each of Holding and Amertranz have been duly authorized and approved by the Board of Directors of each respective entity subject to all contingencies set forth herein. This Agreement has been, and each of the Exhibits hereto and other documents required hereunder (if applicable) will be, on the Closing Date, duly executed and delivered by or on behalf of each of Holding and Amertranz and are the legal, valid, and binding obligations of each such entity in accordance with their respective terms, subject (as to the enforcement of remedies) to laws of general application relating to bankruptcy, insolvency and the relief of debtors and (as to the availability of equitable remedies) to the discretion of the equity tribunal having jurisdiction.

            7.4. No Violations. The execution, delivery, and performance of this Agreement by each of Holding and Amertranz (i) will not violate (with or without the giving of notice or the lapse of time, or both) or require any registration, qualification, consent, approval, or filing under (except as set forth in Section 7.5), any law, ordinance or regulation binding on any such entity, and
(ii) will not

         (a) conflict with, require any consent or approval under, result in the breach of any provision of, constitute a default under, result in the acceleration of the performance of its obligations under, cause or allow for the termination of, or

         (b) result in the creation of any claim, lien, charge, or encumbrance upon, the Merger Holding Shares or any of such entity's properties, assets, or businesses, pursuant to its certificate of incorporation or by-laws, any debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, or other instrument or agreement to which such entity or any of its subsidiaries is a party, or any judgment, order, writ or decree of any court, arbitrator or governmental agency by which such entity or any of its assets or properties is bound. Neither Holding nor Amertranz nor any of their respective subsidiaries, assets or properties is subject to or bound or affected by any article of incorporation or by-law provision, debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, other instrument or agreement, judgment, order, writ, decree, injunction, law, statute, ordinance or regulation, or any other restriction of any kind or character, which would prevent such entity from entering into, or performing its obligations under, this Agreement, except for such instruments the violation(s) of which can be cured at an aggregate immaterial cost or expense to such entity and, with or without being cured, will not prevent such entity from continuing its business in the ordinary course.

            7.5. Approvals Required. Except for any filing with the Secretary of State of Delaware to effect or reflect the Merger, any filing with the SEC to register any Merger Holding Common Shares under the Securities Act, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation, or any court, administrative agency or other governmental authority, is required by the Amertranz Group in connection with the execution and delivery by the Amertranz Group of this Agreement or the performance by the Amertranz Group of the transactions described herein.

            7.6.  Knowledge  of  Adverse  Conditions.   Except  for  information
included in material filed by Holding with the SEC, and general present and future economic conditions, to the knowledge of the Amertranz Group, there are no present or future conditions, state of facts or circumstances which has affected or may in the aggregate have a material adverse effect upon the business or prospects of Holding or Amertranz taken as a whole.

            7.7. Accuracy of Representations. All representations and warranties with respect to the Amertranz Group are true and correct as of the date hereof. This Agreement does not contain any untrue statement of a material fact with respect to the Amertranz Group or omit to state any material fact with respect to the Amertranz Group necessary to make the statements contained herein not misleading.

         8. Representations and Warranties of Consolidated and the Consolidated Stockholders.

             Consolidated  and  the  Consolidated   Stockholders,   jointly  and
severally, represent and warrant to the Amertranz Group and as follows:

             8.1. Existence and Good Standing. Consolidated: (i) is a corporation duly organized, validly existing, and in good standing under the laws of Arizona; (ii) has the corporate power and authority to own, lease, and operate its properties and carry on its business as now being conducted by it; and (iii) is, or has filed for qualification to be, duly licensed, qualified and authorized to do business as a foreign corporation in, and in good standing in, each jurisdiction in which failure to be so licensed, qualified, authorized, or in good standing will have a material adverse effect on the business or properties (owned, leased, or operated) of Consolidated, and is not aware of any reason for which any such filing for qualification will not be effective without cost above customary filing fees and expenses.

             8.2. Capitalization. Consolidated's authorized capital stock consists exclusively of 100,000 Consolidated Shares, of which 1,000 are issued and outstanding. Prior to the Closing, all issued and outstanding Consolidated Shares are held of record and beneficially by the Consolidated Stockholders in such amounts as set forth on Schedule 8.2 attached hereto. All outstanding Consolidated Shares are duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof.

             8.3. Title to Consolidated Shares. Each Consolidated Stockholder has good and marketable title to his Consolidated Shares free and clear of any lien, claim or encumbrance.

             8.4. Options. There are no outstanding or authorized options, warrants, calls, subscriptions, rights, convertible securities, commitments, agreements, or understandings of any character obligating Consolidated to issue any shares of capital stock of any class or securities convertible into, or evidencing the right to purchase, any shares of capital stock of any class.

             8.5. Subsidiaries. Consolidated has no subsidiaries and does not, directly or indirectly, own any interest in or control any corporation, partnership, joint venture or other business association.

             8.6. Charter Documents and By-laws. Copies of Consolidated's

                  (i)  Certificate  of   Incorporation,   as  amended  to  date,
certified within 30 days prior to the date hereof by the Secretary of State of its state of its incorporation,

                  (ii) By-laws, as amended to date, certified by its Secretary not more than 30 days prior to the date hereof, and

                  (iii) authorizations to do business as a foreign corporation in jurisdictions other than its state of incorporation are attached hereto as Schedule 8.6 and are complete and correct in all respects, are in full force and effect, and Consolidated is not in violation of any of the provisions thereof. The minute books of Consolidated previously delivered to the Amertranz Group are complete and accurately reflect all proceedings of its stockholders and directors (and all committees thereof).

             8.7. Consolidated Power and Authority; Authorization. Consolidated has full power and authority to enter into, execute and deliver this Agreement, and to perform each of its obligations hereunder. The execution, delivery, and performance of this Agreement by

Consolidated have been duly authorized and approved by the Board of Directors and all of the stockholders of Consolidated. This Agreement has been, and each of the Exhibits hereto and other documents required hereunder (if applicable) will be, on the Closing Date, duly executed and delivered by or on behalf of Consolidated and are the legal, valid, and binding obligations of Consolidated in accordance with their respective terms, subject (as to the enforcement of remedies) to laws of general application relating to bankruptcy, insolvency and the relief of debtors and (as to the availability of equitable remedies) to the discretion of the equity tribunal having jurisdiction.

             8.8. Consolidated Stockholders' Power and Authority; Authorization. This Agreement has been duly executed and delivered by or on behalf of each Consolidated Stockholder and is the legal, valid, and binding obligation of such Consolidated Stockholder in accordance with its terms, subject (as to the enforcement of remedies) to laws of general application relating to bankruptcy, insolvency and the relief of debtors and (as to the availability of equitable remedies) to the discretion of the equity tribunal having jurisdiction.

             8.9. No  Consolidated  Violations.  The  execution,  delivery,  and performance of this Agreement by Consolidated (i) will not violate (with or without the giving of notice or the lapse of time, or both) or require any registration, qualification, consent, approval, or filing under (except as set forth in Section 8.11), any law, ordinance or regulation binding on Consolidated, and (ii) will not

         (a) conflict with, require any consent or approval under, result in the breach of any provision of, constitute a default under, result in the acceleration of the performance of its obligations under, cause or allow for the termination of, or

         (b) result in the creation of any claim, lien, charge, or encumbrance upon, the Consolidated Shares or any of its properties, assets, or businesses, pursuant to its certificate of incorporation or by-laws, any debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, or other instrument or agreement to which Consolidated is a party, or any judgment, order, writ or decree of any court, arbitrator or governmental agency by which Consolidated or any of its assets or properties is bound. Neither Consolidated nor any of its assets or properties is subject to or bound or affected by any article of incorporation or by-law provision, debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, other instrument or agreement, judgment, order, writ, decree, injunction, law, statute, ordinance or regulation, or any other restriction of any kind or character, which would prevent Consolidated from entering into, or performing its obligations under, this Agreement, except for such instruments the violation(s) of which can be cured at an aggregate immaterial cost or expense to Consolidated and, with or without being cured, will not prevent Consolidated from continuing its business in the ordinary course.

             8.10. No Consolidated Stockholder Violations. The execution, delivery, and performance of this Agreement by each Consolidated Stockholder (i) will not violate (with or without the giving of notice or the lapse of time, or both) or require any registration, qualifica-tion, consent, approval, or filing under (except as set forth in Section 8.11), any law, ordinance or regulation binding on such Consolidated Stockholder, and
(ii) will not

         (a) conflict with, require any consent or approval under, result in the breach of any provision of, constitute a default under, result in the acceleration of the performance of its obligations under, cause or allow for the termination of, or

         (b) result in the creation of any claim, lien, charge, or encumbrance upon, the Consolidated Shares owned by such Consolidated Stockholder pursuant to any debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, or other instrument or agreement to which such Consolidated Stockholder is a party, or any judgment, order, writ or decree of any court, arbitrator or governmental agency by which such Consolidated Stockholder or any of his assets or properties is bound. Neither such Consolidated Stockholder, nor any of his assets or properties is subject to or bound or affected by any debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, other instrument or agreement, judgment, order, writ, decree, injunction, law, statute, ordinance or regulation, or any other restriction of any kind or character, which would prevent such Consolidated Stockholder from entering into, or performing his obligations under, this Agreement.

             8.11. Approvals Required. Except for any filing in its state of incorporation to effect or reflect the Merger and as set forth on Schedule 8.11, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation, or any court, administrative agency or other governmental authority, is required by Consolidated in connection with the execution and delivery by Consolidated or the Consolidated Stockholders of this Agreement or the performance by Consolidated or the Consolidated Stockholders of the transactions described herein.

             8.12. Title to Property and Related Matters. On the date hereof, Consolidated has, and on the Closing Date will have, good and marketable title to all material assets and properties owned by it at the date of this Agreement as reflected on the June 30 Balance Sheet (subject to dispositions or replacements prior to Closing in the ordinary course of business), or acquired by it after the date of this Agreement and reflected on the Closing Balance Sheet, of any kind or character, free and clear of any liens or encumbrances, except those set forth in Schedule 8.12. Except as set forth in such Schedule and except for matters that may arise in the ordinary course of business, Consolidated's material assets are in good operating condition and repair, reasonable wear and tear excepted. To the best of the knowledge of Consolidated, there does not exist any condition or agreement that materially interferes with the use thereof in the conduct of the Consolidated Business in the ordinary course. Such assets and properties are all of the assets used in the operation of the Consolidated Business. Consolidated has no interest in real property other than as lessee of facilities located in Los Angeles, California, Newark, New Jersey, and Scottsdale, Arizona, pursuant to leases included on Schedule 8.21.

             8.13. Licenses; Trademarks; Trade Names. Schedule 8.13 contains a true and complete list and brief description of all licenses, registered trademarks, registered trade names, registered service marks, copyrights, patents or applications for any of the foregoing required or used in the Consolidated Business, other than licenses to use "off-the-shelf" commercial software included with the equipment that constitute part of the Consolidated Assets (none of which licenses are material). Except as listed on such Schedule and such licenses to use "off-the-shelf" commercial software, no license, trademark, trade name, service mark, copyright, is required or used in the Consolidated Business.

             8.14. Bank Accounts. Schedule 8.14 is a complete and correct list of all cash and cash equivalents and of each bank account and safe deposit box maintained by Consolidated, and the names of bank contacts and all persons authorized to withdraw funds, sign checks or otherwise deal with such cash, cash equivalents, accounts and safe deposit boxes.

             8.15. Financial Statements. All financial statements of Consolidated delivered or to be delivered to the Amertranz Group prior to the Closing pursuant to the terms hereof and all other financial materials regarding Consolidated delivered to the Amertranz Group are (or will be when delivered) accurate and complete in all material respects and fairly present Consolidated's financial position as at the dates set forth therein and the results of its operations for the periods reflected therein. All such audited financial statements have been prepared in conformity with GAAP applied on a basis consistent with that of prior periods. All such unaudited financial statements have been prepared in conformity with GAAP applied on a basis consistent with that of prior periods, except that such unaudited financial statements will not contain footnotes and will contain reasonable estimates, subject to adjustment, of accruals, deferrals, and reserves consistent with past practices. Without limiting the generality of the foregoing, such financial statements do not contain any untrue statement of a material fact or omit to state any material fact necessary to make such financial statements not misleading. Consolidated has always used the fiscal year ending December 31 as its taxable year.

             8.16. Undisclosed Liabilities. Except as disclosed in the financial statements referred to in Section 8.15, as of the dates referred to in such financial statements Consolidated has no known liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, and whether or not required to be disclosed on a balance sheet prepared in conformity with GAAP, and since the date of the last such financial statement, Consolidated has incurred no such liability or obligation other than (i) as set forth on Schedule 8.16, (ii) in the ordinary course of business and in amounts consistent with historic business operations, and (iii) liabilities which, individually or in the aggregate, are not material.

             8.17. Accounts Receivable. Consolidated has delivered to Holding, as Schedule 8.17, an accurate and complete aging schedule of Consolidated's accounts receivable as at June 30, 1996 and September 30, 1996, respectively.

             8.18.  Accounts Payable.  Consolidated has delivered to Holding, as
Schedule 8.18, an accurate and complete aging schedule of Consolidated's accounts payable as at June 30, 1996 and September 30, 1996, respectively.

             8.19. Material Adverse Change. Except as set forth in Schedule 8.19 or as otherwise reflected herein, since June 30, 1996, the business of Consolidated has been operated in the ordinary course and there has not been:

                   (i) To the knowledge of Consolidated, any material adverse change in the business, condition (financial or otherwise), results of operations, prospects, properties, assets, liabilities, earnings, net worth, or prospects thereof, except for the general effects of present economic conditions or conditions affecting the freight forwarding industry generally;

                   (ii) To the knowledge of Consolidated, any material damage, destruction or casualty loss (whether or not covered by insurance) affecting Consolidated or its assets, properties or business;

                   (iii) Any declaration, setting aside, or payment of any dividend or other distribution in respect of any shares of capital stock of Consolidated, or any direct or indirect redemption, purchase or other acquisition of any such stock;

                   (iv) To the knowledge of Consolidated, any statute, rule, regulation or order adopted (including orders of regulatory authorities with jurisdiction over Consolidated or its business) that materially and adversely affects Consolidated or its business;

                   (v) Any increase in, or commitment to increase, the wage, salary, commissions, bonus, employee benefit rate or other compensation payable or to become payable to any of Consolidated's employees, provided, however, that this paragraph shall not restrict or limit Consolidated in any way from hiring additional personnel who are required for its operations in the usual course of business consistent with past practices; or the entering into of any employment contract, bonus, stock option, profit sharing, pension, incentive, retirement or other similar arrangement or plan with, any officer, employee or other party;

                   (vi) Any incurrance of any obligation or liability (contingent or otherwise), except customary trade or business obligations incurred in the ordinary course of its business, none of which were entered into for inadequate consideration;

                   (vii) Any discharge or satisfaction of any lien or encumbrance or the payment of any obligation or liability (contingent or otherwise), including intercompany obligations and liabilities, except (a) current liabilities included in the June 30 Balance Sheet, and (b) current liabilities incurred since June 30, 1996 in the ordinary course of its business;

                   (viii)  Any  lien,  charge,   security  interest,   or  other
encumbrance placed on any of its assets or properties;

                   (ix) Any sale, assignment, transfer, lease, disposition of, or agreement to sell, assign, transfer, lease, or dispose of, any of its assets or properties, except for dispositions of personal property in the ordinary course of business;

                   (x) Any acquisition or lease of any assets or property of any other party except for supplies in the ordinary course of business and acquisitions of personal property in the ordinary course of business;

                   (xi) Any cancellation or compromise of any debt or claim or waiver or release of any rights;

                   (xii)  Any  entering  into  of  any   collective   bargaining
agreement  or   commitment   or   incurrance  of  any  liability  to  any  labor
organization;

                   (xiii) Any capital expenditure or any commitment therefor;

                   (xiv) Any change in the nature of its business or its method of accounting;

                   (xv) Other than in the ordinary course of business, any transaction, contract, or commitment which may not be terminated by Consolidated at will at any time without, for all such transactions, contracts, or commitments, material cost or expense to Consolidated;

                   (xvi) The loss of any supplier(s), vendor(s) or customer(s), which loss (individually or in the aggregate) has had or is reasonably expected to have a material adverse effect on Consolidated's financial condition, results of operation, business or prospects;

                   (xvii) Any issuance or sale by Consolidated or agreement by Consolidated to sell or pledge any of its securities, nor have any proxies been given with respect to Consolidated's securities;

                   (xviii) To the knowledge of Consolidated, any other events or conditions of any character specifically related to the business or operations of Consolidated that may reasonably be expected to have a material adverse effect on Consolidated or its business or financial condition, except for the general effects of present economic conditions.

             8.20. Tax Matters. Consolidated and the Consolidated Stockholders have filed all foreign, federal, state and local tax or related returns and reports due or required to be filed with respect to Consolidated's business and earnings, which reports accurately reflect in all material respects the amount of taxes due. Consolidated and the Consolidated Stockholders have paid all taxes or assessments that have become due with respect to Consolidated's business and earnings, other than taxes or charges being contested in good faith or not yet finally determined. Complete and correct copies of the income tax returns of Consolidated, together with attached schedules, for the five fiscal years ending December 31, 1991 through December 31, 1995, as filed with all federal and state taxing authorities, signed by an officer of Consolidated, and all audit reports received by Consolidated during the last five years and issued by any taxing authority, and all consents and agreements entered into during the last five years with any taxing authority, were supplied to Holding prior to the date hereof. All information reported on such returns is true, accurate, and complete. The federal income tax returns required to be filed by

Consolidated have either been examined by the Internal Revenue Service, or the period during which any assessments may be made has expired without waiver or extension for all years through the fiscal year ended December 31, 1993, and any deficiencies or assessments claimed or made have been paid or settled.
Consolidated has not adopted a plan of complete liquidation under the Code or filed a consent pursuant to Section 341(f) of the Code. Consolidated is not a party to and there are no (i) pending or threatened action, proceeding, or assessment against Consolidated or the Consolidated Stockholders for the collection of taxes with respect to Consolidated's business and earnings, by any governmental authority (federal, state, local or foreign), or (ii) pending reviews or examinations by any taxing authority of any return or report filed by Consolidated. There are no tax liens or governmental claims with respect to any properties owned by Consolidated. Consolidated and the Consolidated Stockholders have duly and timely elected for Consolidated to be taxed under subchapter S of the Code as of January 1, 1986, and such election has been in effect since such date, is in effect on the date hereof, and will be in effect as of the Closing. Neither Consolidated nor any Consolidated Stockholder nor any other party has taken any action to terminate such election and neither Consolidated nor the Consolidated Stockholders have received a notice from the Internal Revenue Service notifying that Consolidated's Subchapter S election has been terminated.

             8.21. Agreements and Authorizations. Schedule 8.21 contains a true and complete list and brief description of all written or oral contracts, agreements, mortgages, obligations, understandings, arrangements, restrictions, and other instruments to which Consolidated is a party or by which Consolidated or its assets may be bound involving payments in any consecutive 12-month period or otherwise representing annualized costs to Consolidated of $25,000 or more or representing aggregate payments by Consolidated of $25,000 over the term of any such agreement or arrangement (without regard to the amount of annualized payments or costs). Schedule 8.21 also contains a true and complete list and brief description of all governmental licenses, permits, authorizations and material non-governmental franchises and agency arrangements necessary to operate the Consolidated Business as heretofore operated. True and correct copies of all items set forth on such Schedule have been made available to the Amertranz Group. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by Consolidated under any of the agreements or arrangements set forth in such Schedule. Consolidated is not aware of any material default by the other parties to such agreements. In addition, no material violations have occurred pursuant to any loan agreements to which Consolidated is a party.

             8.22. Compliance;  Governmental Authorizations. To the knowledge of
Consolidated: (i) Consolidated has heretofore complied with all U.S. and foreign federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities laws and federal and state aviation, shipping, and trucking laws that, if not complied with, would materially and adversely affect its business;
(ii) Consolidated has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of its business; and (iii) such licenses and permits are in full force and effect. Consolidated knows of no violations of any such licenses or permits. No proceedings are pending or, to Consolidated's knowledge, threatened to revoke or limit the use of such licenses or permits.

             8.23. Litigation. Except as set forth in Schedule 8.23, except for claims of vendors the accounts of which are included in the payables included in the latest dated financial statements referred to in Section 8.15 and incurred since such date as set forth in Section 8.16, there are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending against Consolidated or any of its assets or business, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor does Consolidated know of a threat of, or any basis for, any such action, suit, claim, investigation or proceeding.

             8.24. Employees. Neither Consolidated nor any of its employees is subject to any collective bargaining agreement, no petition for certification or union election is pending with respect to the employees of Consolidated, and no union or collective bargaining representative has sought, to the knowledge of Consolidated, such certification or recognition with respect to the employees of Consolidated at any time during the past three years.

             8.25.  Severance  Obligations.   Consolidated  does  not  have  any
obligation to past or present employees for any severance payments or benefits.

             8.26. ERISA. Neither Consolidated nor any entity that together with Consolidated is treated as a single employer pursuant to the provisions of ERISA, sponsors any employee benefit plan subject to the provisions of ERISA, and none of the employees of Consolidated participate in any such plan.

             8.27. Environmental. Consolidated has operated its business and maintained its assets (owned or leased) in compliance with all applicable environmental laws and regulations in all material respects.

             8.28. Business Relationships. To the knowledge of Consolidated, Consolidated's relationships with its suppliers, vendors, representatives and customers is satisfactory, and to the knowledge of Consolidated, there is no occurrence which, with or without the giving of notice or the lapse of time or both, would constitute a default under any agreement or arrangement with any such party or would adversely affect the Subsidiary's relationship with any such party so as to have a material adverse effect on the business, operations, or condition (financial or otherwise) of Consolidated.

             8.29. Books and Records. Consolidated has made available to Holding and its representatives all of Consolidated's tax, accounting, corporate and financial books and records, whether in written, electronic or other form. All such books and records are complete and correct, have been maintained on a current basis, and fairly reflect the basis for Consolidated's financial condition and results of operations as set forth in the June 30 Balance Sheet.

             8.30. Knowledge of Adverse Conditions. To the knowledge of Consolidated, there are no present or future conditions, state of facts or circumstances which has affected or may in the aggregate have a material adverse effect upon the business or prospects of Consolidated taken as a whole.

             8.31. Accuracy of Representations. All representations and warranties with respect to Consolidated and the Consolidated Stockholders are true and correct as of the date hereof. This Agreement does not contain any untrue statement of a material fact with respect to Consolidated and the Consolidated Stockholders or omit to state any material fact with respect thereto necessary to make the statements contained herein not misleading.

             8.32. Investment Intent. The Merger Holding Shares being acquired by each Consolidated Stockholder are being acquired for investment purposes only and not with a view to public resale or distribution, and will not be sold or distributed without registration under applicable federal and state securities laws or exemption therefrom.

         9.  Covenants of the Amertranz Group.

             Each of Holding and Amertranz covenants and agrees as follows:

             9.1. Prior to the Closing, it will hold in strict confidence and not disclose to others (except its professional advisors and lenders), and will not use or permit others to use, any data or information obtained from Consolidated concerning Consolidated or its business, except as required by law and except to the extent such information can be obtained from public or published information or trade sources. If the transactions contemplated by this Agreement are not concluded, each will (i) return to Consolidated all such data or information then held by it or its representatives and will continue to maintain such information in strict confidence as set forth above, and (ii) not disclose to any other party (except its professional advisors and lenders who have a "need to know"), the existence of this Agreement or any letters of intent with respect thereto. It will maintain all negotiations and other information with respect to the transactions contemplated herein in confidence and, except as required by law, will not make any announcement thereof or disclose such negotiations to any other party other than its professional advisors and lenders. If it is required by law to make any such disclosure, it will first advise Consolidated of the content of the proposed disclosure, and the time and place that the disclosure will be made. This covenant shall survive termination of this Agreement.

             9.2. At the Closing, Amertranz will agree to employ each of the Consolidated Stockholders pursuant to the terms of the respective Employment Agreements.

             9.3. Following the Closing and prior to any re-assignment to the Consolidated Stockholders, the Amertranz Group will continue to collect all accounts receivable reflected on the Closing Balance Sheet with the same effort Consolidated has heretofore generally expended to collect its other accounts receivable.

             9.4. The Amertranz Group will pay (i) all taxes, penalties and interest due with respect to revenues of Consolidated earned after September 30, 1996, and (ii) all taxes, penalties and interest assessed on Holding or Amertranz in respect of the Merger and the transactions contemplated by this Agreement (except as set forth in Section 10.8).

         10. Covenants of Consolidated and the Consolidated Stockholders.

             Consolidated and the Consolidated Stockholders each covenants and agrees as follows:

             10.1. Prior to the Closing, it will hold in strict confidence and not disclose to others (except its professional advisors and lenders), and will not use or permit others to use, any data or information obtained from the Amertranz Group concerning the Amertranz Group or its business, except to the extent such information can be obtained from public or published information or trade sources. If the transactions contemplated by this Agreement are not concluded, it will (i) return to the Amertranz Group all such data or information then held by it or its representatives and will continue to maintain such information in strict confidence as set forth above, and (ii) not disclose to any other party (except its professional advisors and lenders who have a "need to know"), the existence of this Agreement or any letters of intent with respect thereto. It will maintain all negotiations and other information with respect to the transactions contemplated herein in confidence and, except as required by law or with the consent of the Amertranz Group, will not make any announcement thereof or disclose such negotiations to any other party other than its professional advisors and lenders. If it is required by law to make any such disclosure, it will first advise Holding of the content of the proposed disclosure, and the time and place that the disclosure will be made. This covenant shall survive termination of this Agreement.

             10.2. Prior to the Closing Date, Consolidated will not engage in any prac- tice, take or omit to take any action, or enter into any transaction outside the ordinary course of business.

             10.3. Prior to the Closing Date, it will continue to operate the Consolidated Business and Consolidated's properties in the ordinary course of business, and will preserve, and enforce, in the ordinary course of business, all rights with respect thereto, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

             10.4. Prior to the Closing Date, without the prior written consent of Holding, Consolidated will not authorize any salary, bonus, or compensation increase, other than in the ordinary course of its business and consistent with prior practice, or any dividends or loans to officers or directors.

             10.5. During the period commencing on the date hereof and ending on the Closing Date, it will (i) provide the Amertranz Group and its representatives with full access during normal business hours to all of Consolidated's properties, assets, books, records, contracts, leases, mortgages, commitments, instruments and agreements upon one-day's notice, (ii) provide the Amertranz Group and its representatives with such tax, financial and operating data and other information with respect to Consolidated's business and properties as the Amertranz Group shall from time to time reasonably request upon one-day's notice, and (iii) permit the Amertranz Group and its representatives to consult with Consolidated's representatives, officers, employees, bank-ers, attorneys, accountants, and, with the prior knowledge, and in the presence, of the chief executive officer of Consolidated, suppliers, and customers.

             10.6. Consolidated and the Consolidated Stockholders shall assist and cooperate with the Auditor in the conduct and preparation of Consolidated's June 30 Audit and the Closing Audit and shall instruct Consolidated's accountants, employees and other agents to assist and cooperate with the Auditor in the conduct and preparation of Consolidated's June 30 Audit and the Closing Audit.

             10.7. At the Closing, each of the Consolidated Stockholders will agree to be employed by Amertranz pursuant to the terms of the respective Employment Agreements.

             10.8. Immediately following the Closing, the Consolidated Stockholders will file appropriate federal, state and local tax returns with respect to Consolidated's business and earnings, for all periods from and after the period covered by the latest such returns filed by Consolidated through September 30, 1996. The Consolidated Stockholders will pay, in a timely manner, all taxes, penalties and interest due with respect to such periods. In addition, the Consolidated Stockholders will pay, in a timely manner, (i) all taxes, penalties and interest with respect to all revenues of Consolidated for all periods through the September 30, 1996 (to the extent not yet paid), (ii) all costs (including professional expenses) of any tax audit with respect to periods through September 30, 1996, and (iii) all taxes, penalties and interest assessed on Consolidated or the Consolidated Stockholders in respect of the Merger and the transactions contemplated by this Agreement.

         11. Conditions Precedent to Obligations of the Amertranz Group.

             The Amertranz Group's obligation to close the transactions pursuant to this Agreement is contingent on the fulfillment, at or prior to the Closing Date, of each of the following conditions to the reasonable satisfaction of the Amertranz Group in the Amertranz Group's judgement, which judgement will not be unreasonably exercised), any of which conditions may be waived in writing, in whole or in part, by the Amertranz Group:

             11.1. The representations and warranties made by or on behalf of Consolidated or the Consolidated Stockholders contained in this Agreement or in any certificate or document delivered by, or at the direction of, Consolidated or the Consolidated Stockholders to the Amertranz Group pursuant to the provisions hereof shall be true in all respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

             11.2. Consolidated and the Consolidated Stockholders shall have each per- formed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

             11.3. Consolidated shall have delivered to the Amertranz Group all of the exhibits and schedules required herein to be delivered by Consolidated or the Consolidated Stockholders, and copies of the documents referred to therein, each duly executed, if required, and each such exhibit, schedule and document shall have been reasonably acceptable to the Amertranz Group.

             11.4. Since June 30, 1996, no material adverse change in the condition (fi- nancial or otherwise), business, earnings or, to the knowledge of Consolidated or the Consolidated Stockholders, prospects of Consolidated has occurred, except as disclosed on Schedule 8.19.

             11.5. The transactions contemplated by this Agreement shall have been duly approved by the Board of Directors and stockholders of Consolidated, as required by the laws of its state of incorporation.

             11.6. The Amertranz Group shall have received a certificate signed by the chief executive officer of Consolidated and each of the Consolidated Stockholders and dated the Closing Date, to the effect that the conditions specified in Sections 11.1 through 11.5 inclusive have been fulfilled.

             11.7. Consolidated shall have obtained the consent of all required gov- ernmental bodies and all third parties as required for the conclusion of the transactions contemplated by this Agreement, including approval of third parties under leases of property included in the Consolidated Assets and under other assignable contracts assigned to and assumed by Amertranz or Holding as part of the Consolidated Assets.

             11.8. Consolidated's June 30 Audit shall have been completed and the results thereof presented to Consolidated and the Amertranz Group.

             11.9. The Amertranz Group shall have received the following:

                   11.9.1. A certificate from the Secretary of State (or similar office) of Consolidated's jurisdiction of incorporation, dated at or about the Closing Date, to the effect that Consolidated is in good standing under the laws of said jurisdiction.

                   11.9.2. An incumbency certificate for Consolidated signed by all of the officers thereof dated at or about the Closing Date.

                   11.9.3. A certified Certificate of Incorporation (or similar instru- ment) of Consolidated, as amended to date, dated at or about the Closing Date, and a copy of Consolidated's By-laws, if any, certified by its Secretary dated at or about the Closing Date.

                   11.9.4.   Resolutions   of  the   Board  of   Directors   and
stockholders of Consolidated, certified by its Secretary dated at or about the Closing Date, authorizing the transactions contemplated under this Agreement.

                   11.9.5.  No later  than five days  before the  Closing  Date,
Consolidated's: (i) audited financial statements for the 12-month period ended June 30, 1996; (ii) unaudited financial statements for the fiscal years ended December 31, 1991, 1992, 1993, 1994 and 1995, each certified by the chief financial officer of Consolidated, and each prepared in accordance with GAAP applied on a consistent basis with prior periods, except that such unaudited financial statements will not contain footnotes and will contain reasonable estimates, subject to adjustment, of accruals, deferrals, and reserves consistent with past practices; and (iii) unaudited monthly interim financial statements for the periods July 1, 1996 through the last day of the month ending more than 15 days prior to the Closing Date, each certified by the chief financial officer of Consolidated and each prepared in accordance with GAAP applied on a consistent basis with prior periods, except that such unaudited financial statements will not contain footnotes and will contain reasonable estimates, subject to adjustment, of accruals, deferrals, and reserves consistent with past practices.

                   11.9.6. An estoppel certificate from each landlord of real property included in the Consolidated Assets, in form and substance satisfactory to Holding.

                   11.9.7. An opinion of Consolidated's counsel, dated the Closing Date, in the form attached hereto as Exhibit D.

                   11.9.8. All other instruments, documents and certificates as are required to be delivered by or on behalf of Consolidated or the Consolidated Stockholders pursuant to the provisions of this Agreement or that may be reasonably requested in furtherance of the provisions of this Agreement.

         12. Conditions Precedent to Obligations of Consolidated and the Consolidated Stockholders.

              Consolidated's and the Consolidated Stockholders' obligations to close the transactions pursuant to this Agreement is contingent on the fulfillment, at or prior to the Closing Date, of each of the following conditions to the reasonable satisfaction of Consolidated in Consolidated's judgement, which judgement will not be unreasonably exercised, any of which conditions may be waived in writing, in whole or in part, by Consolidated:

              12.1. The representations and warranties by the Amertranz contained in this Agreement or in any certificate or document delivered by, or at the direction of the Amertranz Group to Consolidated pursuant to the provisions hereof shall be true in all respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

              12.2. The Amertranz Group shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

              12.3. The Amertranz Group shall have delivered to Consolidated all of the exhibits and schedules required herein to be delivered by the Amertranz Group, and copies of the documents referred to therein, each duly executed, if required, and such exhibits, schedules and documents shall have been reasonably acceptable to Consolidated.

              12.4. Since June 30, 1996, no material adverse change in the condition (fi- nancial or otherwise), business, earnings or, to the knowledge of the Amertranz Group, prospects of Holding has occurred, except as disclosed in material filed by Holding with the SEC.

              12.5. The transactions contemplated by this Agreement shall have been duly approved by the respective Boards of Directors of Holding and Amertranz, as required by the Delaware Corporation Law.

              12.6. Consolidated shall have received a certificate signed by the President of Holding, and dated the Closing Date, to the effect that the conditions specified in Sections 12.1 through 12.5 inclusive have been fulfilled.

              12.7. Consolidated shall have obtained the consent of all required gov- ernmental bodies and all third parties as required for the conclusion of the transactions contemplated by this Agreement, including approval of third parties under leases of property included in the Consolidated Assets and under other assignable contracts assigned to and assumed by Amertranz or Holding as part of the Consolidated Assets.

              12.8. The Consolidated Stockholders shall have received the following:

                    12.8.1. An opinion of the Amertranz Group's counsel, dated the Closing Date, in the form attached hereto as Exhibit E.

                    12.8.2. All other instruments, documents and certificates as are required to be delivered by or on behalf of the Amertranz Group pursuant to the provisions of this Agreement or that may be reasonably requested in furtherance of the provisions of this Agreement.

         13. Registration Rights.

             13.1. Right to Piggyback.

                   13.1.1. If Holding proposes to register any securities of Holding under the Securities Act on any registration form (otherwise than for the registration of securities to be offered and sold by Holding pursuant to (i) an employee benefit plan, (ii) a dividend or interest reinvestment plan, (iii) other similar plans or (iv) reclassification of securities, mergers, consolidations and acquisitions of assets) permitting a secondary offering or distribution, not less than 90 days prior to each such registration Holding shall give to the Consolidated Stockholders written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of both of the Consolidated Stockholders furnished within 30 days after the date of any such notice, proceed to include in such registration such Merger Holding Common Shares ("Piggy-Back Shares") as have been requested by the Consolidated Stockholders to be included in such registration. The Consolidated Stockholders shall in their request describe briefly the proposed disposition of such shares of Common Stock. Holding will in each instance use its best efforts to cause all such Piggy-Back

Shares to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by the Consolidated Stockholders, all to the extent necessary to permit the sale or other disposition thereof (in the manner stated in such request) by the Consolidated Stockholders.

                   13.1.2. If the managing underwriter, who shall be selected by Holding advises Holding in writing that, in its opinion, the inclusion of the Piggy-Back Shares with the securities being registered by Holding would materially adversely affect the distribution of all such securities, then Holding will include in such registration (i) first, the securities Holding proposes to sell and (ii) second, the Piggy-Back Shares requested to be included in such registration, pro rata among the Consolidated Stockholders.

             13.2. Selection of Underwriter; Participation in Underwritten Registrations. Each of the Consolidated Stockholders agrees to the selection by Holding of the underwriter to manage such registration and to execute an underwriting agreement with such underwriter that is in customary form. No Consolidated Stockholder may participate in any registration hereunder which is underwritten unless such Consolidated Stockholder (i) agrees to sell his Piggy-Back Shares on the basis provided in any underwriting arrangements approved by Holding, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Piggy-Back Shares included in any underwritten registration shall be required to make any representations or warranties to Holding or the underwriters other than representations and warranties regarding the Consolidated Stockholder and the Consolidated Stockholders' intended method of distribution.

             13.3. Withdrawal of Registration. Nothing in this Section shall be deemed to require Holding to proceed with any registration of its securities after giving the notice as provided herein; provided, however, that Holding shall pay all expenses incurred pursuant to such notice (in accordance with Section 13.6).

             13.4. Registration and Qualification Procedures. Whenever Holding is required by the provisions of this Section to use its best efforts to effect the registration of any of its securities under the Securities Act, Holding will, as expeditiously as is possible:

                   (i) prepare and file with the SEC a registration statement with respect to such securities in connection with which Holding will give the Consolidated Stockholders, their counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Holding with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Consolidated Stockholders' counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

                   (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement whenever the Consolidated Stockholders shall desire to sell the same; provided, however, Holding shall have no obligation to file any amendment or supplement at its own expense more than nine months after the effective date of such registration statement;

                   (iii) furnish to the Consolidated Stockholders such number of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and such other documents as they may reasonably request in order to facilitate the sale or other disposition of the securities owned by them in conformity with (i) the requirements of the Securities Act and (ii) the proposed method of distribution;

                   (iv) use its reasonable best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as the Consolidated Stockholders shall reasonably request, and do such other reasonable acts and things as may be required of it to enable the Consolidated Stockholders to conclude the sale or other disposition in such jurisdictions of the securities owned by them; provided, however, that Holding shall not be required to (a) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdiction, (b) subject itself to any material taxation in any such jurisdiction, or (iii) qualify as a dealer in securities;

                   (v) furnish, at the request of the Consolidated Stockholders, on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities become effective, (a) an opinion, dated such date, of counsel representing Holding for the purposes of such registration, addressed to the underwriters, if any, and to the Consolidated Stockholders, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Consolidated Stockholders may reasonably request and are customarily included in such opinions, and (b) letters, dated respectively, (1) the effective date of the registration statement and (2) the date such securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized national standing selected by Holding, addressed to the underwriters, if any, and to the Consolidated Stockholders, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the Consolidated Stockholders may reasonably request and are customarily included in such letters;

                   (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders as soon as reasonably practicable, but not later than 16 months after the effective date of the registration statement, an earnings statement covering a period of at least 12 months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act;

                   (vii) cause all such Piggy-Back Shares to be listed on each securities exchange on which similar securities issued by Holding are then listed and to be qualified for trading on each system on which similar securities issued by Holding are from time to time qualified;

                   (viii) provide a transfer agent and registrar for all such Piggy-Back Shares not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar; and otherwise cooperate with the Consolidated Stockholders and the managing underwriter to facilitate the timely preparation and delivery of certificates representing Piggy-Back Shares to be sold and not bearing any restrictive legends, and enable such Piggy-Back Shares to be in such denominations and registered in such names as the managing underwriter may reasonably request at least two business days prior to any sale of Piggy-Back Shares to the underwriters;

                   (ix) enter into and perform an underwriting agreement with the managing underwriter, if any, containing customary (i) terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions, and (ii) representations, warranties, covenants, indemnities, terms and conditions;

                   (x) notify the Consolidated Stockholders during any time when a prospectus relating to the registration is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Consolidated Stockholders promptly prepare and furnish to the Consolidated Stockholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

                   (xi) keep the Consolidated Stockholders advised in writing as to the initiation and progress of any registration under this Section.

             13.5. Holdback Agreements.

                   13.5.1. If any registration pursuant to this Section is in connection with an underwritten public offering, each of the Consolidated Stockholders agrees, if so required by the managing underwriter, not to effect any public sale or distribution of Piggy-Back Shares (other than as part of such underwritten public offering) during the period beginning 15 days prior to the effective date of such registration statement and ending on the 90th day (or such longer period of time as may be requested by the managing underwriter (which period shall in no event exceed 180 days)) after the effective date of such registration statement; provided, however, that each person that is an officer, director, or beneficial owner of five percent or more of the outstanding shares of Holding Common Shares enters into such an agreement on similar terms.

                   13.5.2. Holding agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the 15 days prior to or 90 days (or such longer period of time as may be requested by the managing underwriter (which period shall in no event exceed 180 days)) after any underwritten registration pursuant this Section has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-8 or S-4 or any successor or similar forms thereto.

             13.6. Registration Expenses. If Holding is required by the provisions of this Section to use its best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any of the Piggy-Back Shares, Holding shall pay all expenses in connection therewith, including (i) all expenses incident to filing with the National Association of Securities Dealers, Inc., (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, (v) expenses of any special audits incident to or required by any such registration or qualification, and (vi) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, Holding shall not be liable for (1) any discounts or commissions to any underwriter attributable to Piggy-Back Shares being sold; (2) any stock transfer taxes incurred in respect of the Piggy-Back Shares being sold; or (3) the legal fees of any Consolidated Stockholder.

             13.7. Securities Indemnification.

                   13.7.1. In connection with any registration or qualification of securities under this Section, Holding agrees to indemnify the Consolidated Stockholders against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if Holding shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to Holding by either of the Consolidated Stockholders or any underwriter expressly for use therein.

                   13.7.2. In connection with any registration or qualification of securities under this Section, the Consolidated Stockholders, jointly and severally, agree to indemnify Holding and each officer, director and controlling person of Holding against all losses, claims, damages, liabilities and expenses (including the costs of reasonable investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if any of the Consolidated Stockholders shall have furnished information for any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to Holding by any of the Consolidated Stockholders expressly for use therein.

                   13.7.3. Any person entitled to indemnification hereunder will
(i) give reasonably prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                   13.7.4. The indemnification provided for under this Section will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of Piggy-Back Shares.

                   13.7.5. The parties agree to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event indemnification is unavailable for any reason. Such right to contribution shall be in such proportion as is appropriate to reflect the relative fault of and benefits to Holding on the one hand and the Consolidated Stockholders on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission or state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just or equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

         14. Restriction on Transfer of Merger Holding Shares.

             Each of the Consolidated Stockholders agrees that he will not, directly or indirectly, offer, sell, contract to sell, or otherwise dispose of (or announce any offer, sale, contract of sale or other disposition) any Merger Holding Shares for a period of 12 months following the Closing Date.

         15. Indemnification.

             15.1. Indemnification by the Amertranz Group. Holding and Amertranz hereby agree to jointly and severally indemnify and hold harmless Consolidated, its shareholders, directors, officers, agents and employees, from and against any and all Losses (as hereinafter defined), to the extent such Losses arise out of, result from, or are in connection with: (i) any breach by the Amertranz Group of any of the terms of this Agreement, (ii) any failure of any warranty or representation of the Amertranz Group made herein, or (iii) any failure by the Amertranz Group to perform or comply with any of their covenants or obligations under this Agreement.

             15.2. Indemnification by the Consolidated Stockholders. The Consolidated Stockholders hereby agree to jointly and severally indemnify and hold harmless Holding and Amertranz, their respective shareholders, directors, officers, agents and employees, from and against any and all Losses, to the extent such Losses arise out of, result from, or are in connection with: (i) any breach by Consolidated or the Consolidated Stockholders of any of the terms of this Agreement, (ii) any failure of any warranty or representation of Consolidated or the Consolidated Stockholders made herein, or (iii) any failure by Consolidated or the Consolidated Stockholders to perform or comply with any of its covenants or obligations under this Agreement except for actions or omissions by Consolidated controlled by the Amertranz Group.

             15.3. For purposes of this Agreement, "Losses" shall mean the aggregate of any and all payments for claims, liabilities, suits, actions, demands, charges, damages, losses, costs, or expenses (including reasonable attorneys' fees, expert witness fees and court costs) of every kind and nature incurred by the indemnified party, net of all reserves with respect to such item, tax benefits, insurance proceeds and any indemnity, contribution or other similar payment from third parties. Tax benefits will be considered to be realized for purposes of this Section in the year in which an indemnity payment occurs, taking into account the present value of any such tax benefits, and the amount of tax benefits shall be determined by assuming the person entitled to be indemnified is in the maximum applicable foreign, federal, state and local income tax bracket.

             15.4. Except as hereinafter set forth, indemnification shall only be available to any indemnified party to the extent its Losses exceed $25,000 in the aggregate, the maximum liability of any indemnifying party pursuant to all claims for indemnification under this Section and all breaches of this Agreement shall be $1,500,000 in the aggregate. The minimum and maximum limitations set forth in this Section shall not apply to (i) claims for indemnification for breaches of the representations and warranties set forth in Sections 8.20 and
8.27 and the covenants set forth in Sections 9.4 and 10.8, (ii) breaches of Holding's obligations with respect to the Earn-Out, (iii) claims under Section 4, (iv) claims for indemnification under Section 13.7, and (v) breaches of the respective Employment Agreements.

             15.5. If any claim is made, or any suit or proceeding is instituted, which, if valid or prosecuted successfully would entitle a party to indemnification under this Section (a "Claim"), the indemnified party shall promptly give notice thereof to the others in writing. At the election of the indemnifying party, the indemnifying party shall, at its own cost and expense, assume the defense of such Claim or participate either directly or through their counsel with the indemnified party in the resolution, by litigation or otherwise, of any Claim. The indemnified party agrees to cooperate (and to cause parties within its control to cooperate) with the indemnifying party in determining the validity of any Claim or assertion of any Losses including giving (and causing parties within its control to give) the indemnifying party full access to information within its possession. The indemnified party agrees that it will not (and will cause parties within its control not to) settle any Claim without the prior written consent of the indemnifying party and to exercise its best efforts to avoid or minimize the Losses resulting from any Claim.

             15.6. In addition to any other remedies available to the Amertranz Group therefor, and except as otherwise provided in Section 4.3, all amounts with respect to which the Amertranz Group is entitled to indemnification pursuant to the terms and conditions of this Section, unless otherwise paid to the Amertranz Group, shall be set off against and will reduce the next installment(s) payable to the Consolidated Stockholders pursuant to the terms of any obligations from Holding to the Consolidated Stockholders evidenced by a promissory note. All amounts so set off shall be deemed paid to and received by the Consolidated Stockholders pursuant to the terms of any such promissory note(s). To the extent the then outstanding balance of any such promissory note(s) is not sufficient for such purpose, the number of Merger Holding Common Shares next issuable pursuant to the Earn-Out shall be reduced by the number of shares determined by dividing (a) the amount payable for such indemnification by
(b) the average of the closing market price for Holding Common Shares on (1) the date the Claim is made, and (2) the date the Claim is finally adjudicated or otherwise determined to be valid.

         16. No Brokerage.

             None of the parties hereto has incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions contemplated hereby. Each party hereto agrees to indemnify and hold the other party hereto harmless against and in respect of any such obligation or liability based on agreements, arrangements, or understandings claimed to have been made by such party with any third party.

         17. Nature of Representations and Warranties.

             All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants and agreements contained in this Agreement or at the closing of the transactions contemplated hereunder, and any investigation that they might have made or any other representations, warranties, covenants, agreements, promises or information, written or oral, made by the other party or any other person shall not be deemed a waiver of any breach of any such representation, warranty, covenant or agreement.

         18. Notices and Payments.

             All notices, writings and other communications required or permitted to be given pursuant to this Agreement shall be in writing, and if such notices are hand-delivered or faxed, return fax acknowledgement requested, to the address set forth below, they shall be deemed to have been received on the business day so delivered or transmitted; if such notices are transmitted by overnight courier, to the address set forth below, they shall be deemed to have been received on the business day following the date on which so transmitted, provided that any notice, writing or other communication received after 5:00 p.m., Eastern Time, shall be deemed to have been received on the next business day:

Amertranz Group:                    Amertranz Worldwide, Inc.
                                    2001 Marcus Avenue
                                    Lake Success, New York 11042
                                    Fax (516) 326-2248
                                    Attn: Mr. Stuart Hettleman

and                                 Mr. Stuart Hettleman
                                    112 East 25th Street
                                    Baltimore, Maryland 21218
                                    Fax (410) 338-1105

With a copy to:                     Zelig Robinson, Esquire
                                    Gordon, Feinblatt, Rothman,
                                      Hoffberger & Hollander, LLC
                                    233 East Redwood Street
                                    Baltimore, Maryland 21202
                                    Fax (410) 576-4167

Consolidated and the
    Consolidated Stockholders:      Mr. David W. Hockersmith
                                    Mr. Douglas E. Hockersmith
                                    10775 East Mary Katherine
                                    Scottsdale, Arizona 85259
                                    Fax (602) 661-1702

With a copy to:                     David H. Sands, Esquire
                                     Troop Meisinger Steuber & Pasich, LLP
                                     10940 Wilshire Boulevard
                                     Los Angeles, California 90024
                                     Fax (310) 443-8545

All payments hereunder shall be delivered to the above addresses. Any party may change its address for notice or payment purposes by giving notice the other parties as hereinabove provided.

         19. Expenses.

             19.1. Each party hereto shall be responsible for and bear all of its own costs and expenses (including the expenses of its representatives) incurred at any time in connection with negotiation, due diligence and closing the transaction described herein; provided, however, that Holding shall reimburse Consolidated for fees in the amount of up to $1,500 incurred to Miller, Wagner & Co. and the fees incurred in conducting Consolidated's June 30 Audit and the Closing Audit, unless this transaction is not closed due to the acts or omissions of Consolidated or the Consolidated Stockholders.

             19.2. Consolidated and the Consolidated Stockholders shall pay all income taxes and other taxes based on its taxable income which may be required as a result of the transactions contemplated hereby.

         20. Survival.

             Except as otherwise provided herein, the representations, warranties, covenants and agreements herein contained shall survive the execution, and delivery of this Agreement and the closing of the transactions contemplated hereby, and shall continue for a period of two years following the Closing Date, except for breaches of the representations and warranties set forth in Sections 8.20 and 8.27 and breaches of the covenant set forth in
Section 10.8, which shall survive until the expiration of all applicable statutes of limitation with respect thereto.

         21. Exclusivity; Termination of Agreement.

             21.1. Until the Closing, Consolidated and the Consolidated Stockholders will not directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner, encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of the Consolidated Shares or Consolidated's assets or business in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise, and will immediately notify Holding regarding any contact between Consolidated or the Consolidated Stockholders or their respective representatives and any other person regarding any such offer or proposal or any related inquiry.

             21.2. In the event the Closing does not take place on the Closing Date, the obligations of the parties hereto with respect to exclusivity set forth above in this Section and to proceed to Closing will terminate.

         22. Effect of Waiver.

             The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

         23. Severability.

             The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         24. Governing Law.

             This Agreement shall be governed by and construed in accordance with, the laws of the State of New York.

         25. Arbitration.

             Any dispute to be submitted to binding arbitration pursuant to the terms of this Agreement shall be submitted to binding arbitration in New York, New York in accordance with the rules and procedures of the American Arbitration Association. The arbitrator's decision will be final and may be enforced through any court having jurisdiction. Each party will bear its own costs and expenses associated with such arbitration proceedings, including costs of witnesses, travel, attorneys, and other representatives. The general costs and expenses of the arbitration proceedings, such as the fees of the mediator or arbitrator and the charges of the American Arbitration Association, will be divided equally among the parties to the dispute.

         26. Enforcement.

             Any suit, action or proceeding with respect to this Agreement, if brought by the Consolidated Stockholders, shall be brought in the courts of Baltimore City or Baltimore County in the State of Maryland or in the U.S. District Court for the District of Maryland. Any suit, action or proceeding with respect to this Agreement, if brought by the Amertranz Group, shall be brought in the courts of Maricopa County in the State of Arizona or in the U.S. District Court for the District of Arizona. The parties hereto hereby accept the exclusive jurisdiction of those courts, as set forth above, for the purpose of any such suit, action or proceeding.

             The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought as set forth above, and hereby further irrevocably waive any claim that any suit, action or proceeding so brought, has been brought in an inconvenient forum.

             The parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that, in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party, without posting any bond, shall be entitled to obtain, and the offending party agrees not to oppose the aggrieved party's request for, equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.

         27. Binding Agreement; Assignment.

             This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any party hereto except as provided herein or with the prior written consent of the other parties.

         28. Entire Agreement; Modification.

             This Agreement, which includes all schedules and exhibits hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all prior negotiations, correspondence, understandings and agreements, if any, between the parties; no amendment or modification of this Agreement shall be binding on the parties unless made in writing and duly executed by all parties. There are no oral or implied agreements and no oral or implied warranties between the parties hereto other than those expressed herein.

         29. Further Assurances.

             29.1. Each of the parties hereto agrees to execute, acknowledge, seal and deliver, after the date hereof and after the Closing, such further assurances, instruments and documents and to take such further actions as the other may reasonably request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

             29.2. The parties agree that before, on, or after the Closing Date, each will take all actions reasonably necessary or required so that the transactions contemplated by this Agreement be accomplished in a tax-free exchange under Section 368(a)(1) of the Code as if originally so accomplished. The parties intend that, in the event the transactions contemplated by this Agreement cannot be so accomplished despite all such reasonable efforts, the transactions contemplated by this Agreement will not be amended.

         30. Counterparts.

             This Agreement may be executed in counterparts, all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       AMERTRANZ:
                                       ----------
                                       AMERTRANZ WORLDWIDE, INC.

                                       By:    /s/ Stuart Hettleman
                                          --------------------------------
                                       Name:    Stuart Hettleman
                                       Its:     Executive Vice President

                                       HOLDING:
                                       --------
                                       AMERTRANZ WORLDWIDE HOLDING CORP.

                                       By:    /s/ Stuart Hettleman
                                          --------------------------------
                                       Name:    Stuart Hettleman
                                       Its:     Vice President

                                       CONSOLIDATED:
                                       -------------
                                       CONSOLIDATED AIR SERVICES, INC.

                                       By:    /s/ David W. Hockersmith
                                          --------------------------------
                                       Name:    David W. Hockersmith
                                       Its:     Chief Executive Officer

                                       CONSOLIDATED STOCKHOLDERS:
                                       --------------------------

                                              /s/ David W. Hockersmith
                                       -----------------------------------
                                       David W. Hockersmith

                                              /s/ Douglas E. Hockersmith
                                       -----------------------------------
                                       Douglas E. Hockersmith


         The undersigned, Assistant Secretary of Holding, hereby certifies that the above Agreement of Merger has been adopted by Holding pursuant to subsection
(f) of Section 251 of the General Corporation Law of the State of Delaware, and, as of the date hereof, the outstanding shares of Holding were such as to render such subsection applicable.


October 10, 1996                                     /s/
                                       -----------------------------------
                                       Assistant Secretary

                               AGREEMENT OF MERGER
                         INDEX OF SCHEDULES AND EXHIBITS

Schedule
--------
1.1         -        Earn-Out Accounts
8.2         -        Consolidated Stockholders' Consolidated Ownership
8.6         -        Consolidated Corporate Documents
8.11        -        Consolidated Approvals
8.12        -        Exceptions to Title to Consolidated's Assets
8.13        -        Consolidated's Licenses and Marks
8.14        -        Consolidated's Bank Accounts
8.16        -        Post-Financial Statement Date Consolidated Liabilities
8.17        -        Consolidated's Accounts Receivable Aging Schedule
8.18        -        Consolidated's Accounts Payable Schedule
8.19        -        Material Adverse Changes to Consolidated
8.21        -        Consolidated Agreements and Authorizations
8.23        -        Consolidated Litigation


Exhibit
-------
A           -        Employment Agreements
B           -        Holding Promissory Note
C           -        Holding Certificate of Designation
D           -        Consolidated's Counsel's Opinion
E           -        Amertranz Group's Counsel's Opinion